SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 27, 2010

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Discovery Laboratories, Inc. (the “Company”) today announced that it has filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) to (i) effect a 1-for-15 share consolidation, or reverse stock split (“reverse split”), effective at 12:01 a.m. on December 28, 2010 (the “Effective Time”), and (ii) reduce the number of authorized shares of common stock, par value $0.001 per share (the “Common Stock”), under the Company’s Certificate of Incorporation from 380 million to 50 million.  Because the Amendment does not reduce the number of authorized shares of Common Stock in the same proportion as the reverse split, the effect of the Amendment is to increase the number of shares of Common Stock available for issuance relative to the number of shares issued and outstanding.

As previously disclosed, the stockholders of the Company approved proposals authorizing the Board of Directors, in its discretion, to implement the reverse split and reduce the number of authorized shares of Common Stock at the Annual Meeting of Stockholders held on December 21, 2010.  For further information about the proposals to authorize the Board of Directors to implement the reverse split and reduce the number of authorized shares of Common Stock, please refer to the Company’s definitive proxy statement as filed with the SEC on November 15, 2010.

At the Effective Time, immediately and without further action by the Company’s stockholders, every 15 shares of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time will automatically be converted into one share of Common Stock.  In lieu of fractional shares, stockholders will receive cash in an amount equal to the product obtained by multiplying (i) the closing sale price per share on the business day immediately preceding the Effective Time as reported on The Nasdaq Capital Market® by (ii) the number of shares of Common Stock held by the stockholder that would otherwise have been exchanged for the fractional share interest.  Further, any options, warrants and rights outstanding as of the Effective Time that are subject to adjustment will be adjusted in accordance with the terms thereof.  These adjustments may include, without limitation, changes to the number of shares of common stock that may be obtained upon exercise or conversion of these securities, and changes to the applicable exercise or purchase price.

The Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company is filed as Exhibit 3(i) hereto and is incorporated by reference herein.  The press release announcing the Amendment is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.                    Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Discovery Laboratories, Inc., effective 12:01 a.m. on December 28, 2010.
99.1	Press release dated December 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ W. Thomas Amick
Name: W. Thomas Amick
Title: Chairman of the Board and
Chief Executive Officer

Date:  December 27, 2010